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                                                 February 2, 1998




Lamonts Apparel, Inc.
12413 Willows Road N.E.
Kirkland, Washington  98034

          Re:  LAMONTS APPAREL, INC.
               REGISTRATION STATEMENT ON FORM S-8

Ladies and Gentlemen:

          We have acted as special counsel to Lamonts Apparel, Inc., a Delaware corporation (the "Company"), in connection with the filing with the Securities and Exchange Commission (the "Commission"), of its Registration Statement on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), covering (i) up to 1,708,729 shares (the "Option Shares") of Class A Common Stock, par value $.01 per share, of the Company ("Common Stock"), to be issued by the Company upon exercise of options granted under the Lamonts Apparel, Inc. 1998 Stock Option Plan (the "Plan"), and (ii) up to 381,065 shares (the "Warrant Shares," and together with the Option Shares, the "Shares") of Common Stock to be issued upon exercise of 25,404 Class C Warrants to purchase Common Stock (the "Warrants") to be issued by the Company pursuant to the Company's Modified and Restated Plan of Reorganization under Chapter 11 of the Bankruptcy Code (the "Plan of Reorganization").

          We have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) the Plan, (ii) the warrant agreements, dated as of January 31, 1998 (collectively, the "Warrant Agreements"), between the Company and each holder of options under the Plan, (iii) the Second Restated Certificate of Incorporation of the Company and the Amended and Restated Bylaws of the Company, (iv) the Registration Statement, (v) copies of certain resolutions of the Board of Directors of the Company relating to, among other things, the Plan, the Warrant Agreements, the Shares, the

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Lamonts Apparel, Inc.
February 2, 1998
Page 2

Warrants and the Registration Statement, (vi) the form of certificates representing the Shares and the Warrants, (vii) the Plan of Reorganization, the accompanying disclosure statement and the Plan Documentary Supplement filed therewith, and (vi) such records of the Company and such agreements, certificates of public officials, certificates of officers or other representatives of the Company and others, and such other documents, certificates and records as we have considered necessary or appropriate as a basis for the opinions set forth herein.

          In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as conformed, certified or photostatic copies and the authenticity of the originals of such latter documents. In making our examination of documents executed by parties other than the Company, we have assumed that such parties had the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and execution and delivery by such parties of such documents and that such documents constitute or will constitute valid and binding obligations of such parties. As to any facts material to the opinions expressed herein that we have not independently established or verified, we have relied upon oral or written statements and representations of officers and other representatives of the Company and others.

          This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

          Members of our firm are admitted to the Bar in the State of California and we express no opinion as to the laws of any other jurisdiction other than the Delaware General Corporation Law.

          Based upon and subject to the foregoing, and to the limitations, qualifications, exceptions and assumptions set forth herein, and assuming (i) the valid issuance of options pursuant to the Plan, (ii) the valid issuance of the Warrants pursuant to the Warrant Agreements, (iii) the conformity of the certificates representing the Shares and the Warrants to the forms thereof examined by us and (iv) the due execution and countersignature of such certificates, we are of the opinion that upon the issuance and sale of Shares upon the exercise of the options or Warrants, as the case may be, granted pursuant to the Plan and the Warrant Agreements, respectively, and receipt by the Company of the exercise price of such options and Warrants, in the manner

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Lamonts Apparel, Inc.
February 2, 1998
Page 3

contemplated by the Plan, the Warrant Agreements and the Registration Statement, and subject to the Company completing all actions and proceedings required on its part to be taken prior to the issuance of the Shares pursuant to the terms of the Plan and the Warrant Agreements, the Shares will be validly issued, fully paid and nonassessable.

          This opinion is furnished to you solely for your benefit in connection with the filing of the Registration Statement and, except as set forth in the next sentence, is not to be used, circulated, quoted or otherwise referred to for any other purpose or relied upon by any other person for any purpose without our prior express written consent. We hereby consent to the filing of this opinion with the Commission as Exhibit 5.1 to the Registration Statement. In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

                         Very truly yours,

                         Skadden, Arps, Slate, Meagher & Flom LLP